SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2021

IONIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court

Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On April 12, 2021, Ionis Pharmaceuticals, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $632.5 million aggregate principal amount of 0% Convertible Senior Notes due 2026 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $82.5 million principal amount of Notes (the “Option”). The Notes were issued pursuant to an indenture, dated April 12, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Notes are general senior unsecured obligations of the Company and will mature on April 1, 2026, unless earlier converted or repurchased. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding January 1, 2026 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (“Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events as set forth in the Indenture. On or after January 1, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 17.2902 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $57.84 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 32.5% to the last reported sale price of the Common Stock on The Nasdaq Global Select Market on April 7, 2021. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid special interest, if any. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event.

The Company may not redeem the Notes prior to the maturity date of the Notes, and no sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

•

the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•

the Company’s failure to give a fundamental change notice, notice of a make-whole fundamental change, or notice of a specified corporate event, in each case when due and such failure continues for one business day;

•	the Company’s failure to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

the Company’s failure to comply with any of the Company’s other agreements contained in the Notes or the Indenture for 60 days after its receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•

default by the Company or any of the Company’s significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default involving the Company (and not just any of its significant subsidiaries) occur, 100% of the principal of and accrued and unpaid special interest, if any, on the Notes will automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default involving the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid special interest, if any, on all the Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes as set forth in the Indenture.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease the consolidated properties and assets of the Company and its subsidiaries substantially as an entirety to another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and this description is qualified in its entirety by reference to such document.

The Company’s net proceeds from the Offering were approximately $616.8 million, after deducting the initial purchasers’ discounts and commissions and the estimated Offering expenses payable by the Company. The Company used approximately $257.0 million of the net proceeds from the Offering to repurchase approximately $247.9 million in aggregate principal amount of its 1% Convertible Senior Notes due 2021 (the “2021 Notes”) in privately negotiated transactions. In addition, the Company used approximately $46.9 million of the net proceeds from the Offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to the Company from the sale of the warrant transactions described below). The Company expects to use the remaining net proceeds from the Offering for general corporate purposes, including expansion of manufacturing, research and development, and commercial infrastructure to support its wholly owned pipeline.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes and the exercise of the Option, the Company entered into convertible note hedge transactions (the “Purchased Options”) with certain of the initial purchasers or their affiliates and other financial institutions (the “Counterparties”). The Purchased Options cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 10.9 million shares of Common Stock, which is equal to the number of shares of Common Stock that will initially underlie the Notes, at an initial strike price of approximately $57.84 per share. The Purchased Options will expire upon the maturity of the Notes, if not earlier exercised or terminated. A copy of the form of confirmation for the Purchased Options is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Purchased Options are generally expected to reduce potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of the Common Stock, as measured under the terms of the Purchased Options, is greater than the strike price of those Purchased Options, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of such Notes. The Purchased Options are separate transactions entered into by the Company with the Counterparties, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes.

Warrant Transactions

Concurrently with entering into the Purchased Options, the Company also entered into warrant transactions with the Option Counterparties whereby the Company sold to the Counterparties warrants (the “Warrants”) to purchase (subject to the net share settlement provisions described in each Warrant) up to approximately 10.9 million shares of Common Stock in the aggregate, subject to customary anti-dilution adjustments, at an initial strike price of approximately $76.39 per share. The Company received aggregate consideration of approximately $89.8 million from the sale of the Warrants. The Company offered and sold the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the form of confirmation for the Warrants is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The warrant transactions could separately have a dilutive effect to the Common Stock to the extent that the market price per share of Common Stock, as measured under the terms of the Warrants, exceeds the strike price of the Warrants. The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes and will not affect the holders’ rights under the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided under the Securities Act, and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated April 7, 2021 by and among the Company and the initial purchasers. The Company sold the Warrants to the counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on such exemption from registration based in part on representations made by the Counterparties in the confirmations for the Warrants.

The Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes and upon the exercise of the Warrants, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes or exercise of the Warrants and any resulting issuance of shares of Common Stock.

Item 8.01 Other Events.

On April 6, 2021, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1.

On April 8, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including statements regarding Company’s expected uses of the net proceeds from the Offering, are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. As a result, you are cautioned not to rely on these forward-looking statements. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2021 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, as well as market risks, trends and conditions, and unanticipated uses of the net proceeds from the Offering. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 12, 2021, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing the Company’s 0% Convertible Senior Notes due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Convertible Note Hedge Confirmation.

10.2	Form of Warrant Confirmation.

99.1	Press release entitled “Ionis Announces Proposed Private Placement of Convertible Notes”, dated April 6, 2021.

99.2	Press release entitled “Ionis Prices Private Placement of Convertible Senior Notes”, dated April 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Date: April 12, 2021	By:	/s/ Patrick R. O’Neil
PATRICK R. O’NEIL
Executive Vice President, Legal, General Counsel and Chief Compliance Officer